Application For Variable Annuity With
Thrivent Financial for Lutherans (Thrivent),
A Fraternal Benefit Society, Appleton, WI 54919

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(checkbox) Adult - New Business
(checkbox) Juvenile - New Business

Section 1 - Replacement
(Checkbox - Yes / No) Is this certificate intended to replace any part of, or all of, another company's contract?
(Checkbox - Yes / No) Is this certificate intended to replace any part of, or all of, a Thrivent certificate?
(Checkbox - Yes / No) Is this a 1035 exchange?

Section 2 - Proposed Annuitant (Member, unless indicated otherwise)
Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 3 - Proposed Joint Annuitant (Member, unless indicated otherwise)
Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 4 - Proposed Applicant / Controller - If Juvenile Application
Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state
Relationship to annuitant

Section 5 - Proposed Third Party Owner
Type of application:
(checkbox) Third Party
Reason -
(checkbox) Advanced Marketing
Reason -
Type of owner:
(checkbox) Individual
(checkbox) Multiple individuals
(checkbox) Other -
Name (print title, first, middle, last, and suffix name, or trust name as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * (percentage)%
Residence state
Complete additional names if multiple owners.
Multiple owners shall be:
(checkbox) Joint owners
(checkbox) Common owners
Name (print title, first, middle, last, and suffix name, or trust name as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * (percentage)%
Name (print title, first, middle, last, and suffix name, or trust name as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * (percentage)%
* Complete only if multiple owners with common ownership. If none indicated, percentage will be equal.
Joint ownership is always equal.

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Name (print title, first, middle, last, and suffix name, or trust name as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * (percentage)%
Name (print title, first, middle, last, and suffix name, or trust name as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * (percentage)%
* Complete only if multiple owners with common ownership. If none indicated, percentage will be equal.
Joint ownership is always equal.
Authorized person(s) / trustee(s) who can sign on behalf of the trust:
1. (line)
2. (line)
3. (line)
4. (line)

Section 6 - Proposed Member Information (Complete only for Advanced Marketing)
Advanced Marketing member name
Relationship of member to annuitant

Section 7 - Flexible Premium Deferred Variable Annuity - Product Information

(checkbox) Plan Type:                                (checkbox) Regular Annuity - Not Pension
(checkbox) Roth IRA - Transfer / Conversion          (checkbox) TSA - Employee
(checkbox) IRA                                       (checkbox) Roth IRA - Regular Rollover
(checkbox) TSA - Employer                            (checkbox) IRA - Regular Rollover
(checkbox) Money Purchase                            (checkbox) TSA - Employee Transfer / Direct Rollover
(checkbox) IRA - Transfer / Direct Rollover          (checkbox) Profit Sharing
(checkbox) TSA - Employer Transfer / Direct Rollover (checkbox) Roth IRA
(checkbox) SIMPLE - IRA                              (checkbox) SEP
(checkbox) Other -
Telephone Authorization
(checkbox) Yes. I authorize Thrivent to accept and act upon telephone instructions from me for transactions on this contract.
(checkbox) No
Optional Death Benefits
Basic Death Benefit is included in the contract. In addition, I elect the following optional death benefit(s):
(Checkbox - Yes / No) Maximum Anniversary Death Benefit
(Checkbox - Yes / No) Premium Accumulation Death Benefit
(Checkbox - Yes / No) Earnings Addition Death Benefit

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Section 8 - Premium Allocations
(checkbox) Initial Premium: $
(checkbox) Billed Premium: $
Premium Allocations: Must total 100% and be in whole numbers.
(2 Tables side by side each with 48 rows and Contract Allocations, Initial %, and Billed % columns)

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Section 9 - Premium / Billing Information

Initial Premium paid by:                                      Premium Billing - Type of billing:
(Table with check, Type, Amount $ columns                     (checkbox) Regular Billing
         Check / Money Order                                  Send to special billing address?
         Electronic First Premium (EFP)                       (checkbox) Yes
         Internal Rollover / Transfer / 1035 Exchange         (checkbox) No
         External Rollover / Transfer / 1035 Exchange         (checkbox) MCA
         Complete Withdrawal / Surrender                      First MCA withdrawal expected -
         Surplus Refunds                                      Add to existing MCA account -
         Partial Withdrawal                                   (checkbox) Combined Billing
         Employer                                             Add to existing Combined Billing account -
         CD Transfer or Non-IRA / Pension Asset Transfer      checkbox) Government allotment
         Other -                                              Frequency of billing:
         Total Initial Premium Amount)                        (checkbox) Annual
First tax year    Second tax year                             (checkbox) Semi-Annual
Tax year          Tax year                                    (checkbox) Quarterly
Amount $          Amount $                                    (checkbox) Monthly

Name And Address For Special Billing / Combined Billing
Name (print title, first, middle, last, and suffix name, as applicable)
Address (Street, RR, or box no.)
City
State
ZIP Code

Section 10 - Special Requests

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Section 11 - Beneficiary Designation
List full name, relationship to member / payee, address, and Social Security number for each beneficiary.
Primary: (4 lines)
First Contingent: (4 lines)
Second Contingent: (4 lines)
Payment Provisions:
Under the terms of the contract, if this contract has joint annuitants who are also joint owners, then each annuitant will be the other annuitant's sole primary beneficiary. Therefore, if there are joint annuitants who are also joint owners, we will pay the Death Proceeds to the primary and contingent beneficiaries listed on this beneficiary designation only when there is no surviving Annuitant.
The terms "surviving" and "survivor(s)" mean to remain alive, or to be in existence after the death of the annuitant except that;
If any beneficiary dies at the same time as the annuitant, or within 15 days after the annuitant dies but before the death proceeds are paid, we will pay the death proceeds as though that beneficiary died before the annuitant.
Death proceeds will be divided equally (unless an unequal distribution is stated) among all beneficiaries designated within a class.
When a trust is designated beneficiary, Thrivent shall not be obliged to inquire into the terms of any trust. Payment to the trust shall fully discharge Thrivent from all liability.
The words "children, issue, grandchildren" and "children of a deceased child" shall include adopted children, adopted issue, adopted grandchildren, and adopted children of a deceased child unless otherwise specified. Beneficiary designations which include the terms "or" and "and/or" will be administered as if the conjunction "and" was used.

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Section 12 - Agreement And Signatures
To the best of my knowledge and belief, I understand and agree that:

  I have personally read (or had read to me) and verified all statements and answers provided to the Thrivent representative as part of this application.
  This application will become part of the variable annuity contract.
  No change in this application shall be made without my consent.
  No representative of Thrivent is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained in this agreement.
  Under the annuity contract applied for, the Accumulated Value and Death Proceeds may increase or decrease daily based on the investment experience of the Variable Account; and the annuity payments, when based on the investment experience of the Variable Account, are variable and are not guaranteed as to minimum dollar amount.
  I have received a current variable annuity prospectus. I understand the provisions of the prospectus and agree to its terms.
  The annuity date will be the maximum allowed by law unless stated otherwise.
  By entering into this agreement, I agree that all controversies between me and my principals or agents and Thrivent, CMC, LBVIP, LBSC, or its agents arising out of or concerning my transactions, orders, or accounts, or the construction, performance, or breach of this or any other agreement between us, whether entered into before or after the date of this agreement shall be determined by arbitration before the National Association of Securities Dealers, Inc.

  I further understand and agree that:

    Arbitration is final and binding on the parties.
    The parties are waiving their right to seek remedies in court, including the right to jury trial.
    Pre-arbitration discovery is generally more limited than and different from court proceedings.
    The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
    The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

  No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class action who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.
  By signing on Page 7, I acknowledge that this agreement contains a pre-dispute arbitration agreement above in boldface. I further acknowledge receipt of this agreement.

  The amount of any surrender or transfer from a Fixed Period Allocation prior to the end of the period may be increased or decreased by a Market Value Adjustment. Death Proceeds are not subject to a Market Value Adjustment.

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I have read (or have had read to me) the statements and answers made on this application. The signature below applies to all sections and statements on this application.
Signed at city / state
Signature of proposed annuitant (applicant / controller
Signature of proposed joint annuitant
Signature of member / Date signed (mo/day/yr)
Signature of owner / Date signed (mo/day/yr) (Five signature blocks)
I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant. To the best of my knowledge, the certificate applied for (checkbox) is (checkbox) is not any part of, or all of, another contract.
Signature of Thrivent representative / Date signed (mo/day/yr)
DR name / Code number

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